Exhibit 99.1

CITI TRENDS ANNOUNCES FIRST QUARTER 2020 RESULTS AND PROVIDES OTHER UPDATES

Strong liquidity with cash and investments of $108.1 million at the end of the first quarter

First quarter sales $116 million and loss per share ($2.00), or ($1.94) on an adjusted basis*

Safely reopened 498 stores from April 24, 2020 to date that have registered strong comparable store sales growth, substantially exceeding expectations

SAVANNAH, GA (May 28, 2020) — Citi Trends, Inc. (NASDAQ: CTRN), the leading value retailer of apparel, accessories and home goods primarily for African American families in the United States, today reported results for the first quarter ended May 2, 2020.

COVID-19 Business Actions Highlights

•	Due to “stay-at-home” and “shelter-in-place” orders to serve the health and safety needs of all associates and customers, on March 20, 2020 temporarily closed all 574 stores across 33 states
•	Temporarily closed both corporate offices and both distribution centers
•	Furloughed substantially all store and distribution center personnel, as well as about 40% of corporate staff starting April 3, 2020, while providing eligible associates with benefits at no cost
•	Temporarily reduced cash compensation for Chief Executive Officer, senior executives and Board members by 15% to 25%
•	Created a “COVID-19” response team focused on business continuity that developed new protocols and action plans to limit and reduce operating expenses, address forward looking health and safety requirements and prepare the business for reopening
•	Proactively drew down $43.7 million on our credit facility to have the financial flexibility to manage through the crisis and stages of recovery during the remainder of 2020
•	Substantially reduced capital expenditures to a limited number of store projects under contract, as well as minimal maintenance capital spending
•	Temporarily suspended any repurchases of shares under the stock repurchase program
•	Temporarily suspended quarterly cash dividend beginning in the second quarter

Financial Highlights – 13-week first quarter ended May 2, 2020

•	For the first quarter through March 7, 2020 and prior to the country-wide store traffic and sales deceleration resulting from COVID-19, comparable store sales increased 3.1%
•	With the chain substantially closed for the last two weeks of March and all of April, total sales decreased 43.4% to $116.1 million compared with $205.0 million in the first quarter of fiscal 2019
•	Gross margin contracted 1,011bps to 27.3% compared to 37.5% for the first quarter of 2019 reflecting permanent markdowns on merchandise receipts that would have normally sold during the first quarter and into the first month of the second quarter
•	Selling, general and administrative expenses declined 14.8% year-over-year due to proactive actions taken by the Company in response to COVID-19
•	Operating loss was $27.6 million compared to an operating profit of $8.7 million in the first quarter of fiscal 2019 on a GAAP basis, or an operating loss of $26.7 million* when adjusted for CEO transition expenses and asset impairment expenses compared to an operating profit of $9.8 million* for the first quarter of fiscal 2019 on an adjusted basis
•	Operating margin was (23.7)% compared to 4.3% in the first quarter of fiscal 2019

•	Net loss was $20.9 million compared to net income of $7.8 million in the first quarter of fiscal 2019 on a GAAP basis, or a net loss of $20.2 million* when adjusted for CEO transition expenses and asset impairment expenses compared to $8.7 million* in the first quarter of fiscal 2019 on an adjusted basis
•	Net loss per share was $(2.00) compared to earnings per share of $0.65 in the first quarter of fiscal 2019 on a GAAP basis, or a net loss per share of (1.94)* when adjusted for CEO transition expenses and asset impairment expenses compared to earnings per share of $0.72* in the first quarter of fiscal 2019 on an adjusted basis
•	Cash and investments of $108.1 million at the end of the first quarter of fiscal 2020, compared to $80.4 million at the end of the first quarter of fiscal 2019
•	Quarter-end inventory was down 7.1% compared to the end of the first quarter of fiscal 2019

Chief Executive Officer Comments:

David Makuen, Chief Executive Officer, commented, “We are in unprecedented times and COVID-19 has had a tremendous human impact, as well as an impact on our economy and the retailing landscape. Throughout this crisis, our top priority has been, and continues to be, the health and safety of our employees, our customers and the communities we serve. Throughout this pandemic, we have made some difficult but prudent decisions to ensure that Citi Trends remains in a strong financial position and is poised to exit this crisis well-positioned for a safe recovery and long-term growth.”

Makuen continued, “I would like to thank our leadership team and associates for their unwavering dedication to the business throughout this crisis. Our people are the heart and soul of Citi Trends, and alongside many other priorities in their personal lives, they rose to the challenge of balancing life needs with the needs of the business. As we hunkered down in our respective homes, we both maximized the strengths of our model and identified opportunities to improve in nearly every operating function. I am so incredibly proud of their efforts and all that we have collectively accomplished."

“Under the guidelines of state and local authorities, as of today we have safely reopened 498 stores across 26 states and I am pleased to report that just shy of four weeks into our fiscal second quarter the reopened stores are registering comparable store sales growth that has substantially exceeded our expectations. The strong results have been driven by healthy transaction trends and an increase in the average number of items per transaction. While still very early in the recovery from this pandemic, our results prove that our customers in the communities we serve are voting on the style, quality and extreme value of our mix of basics, fashion, trends and sought-after brands as they fulfill many of their apparel, accessories and home needs.”

Makuen concluded, “The health of our balance sheet pre-COVID-19 helped us to manage through this uncertain period, and along with the prudent actions we have taken, we believe we are in a strong financial position to weather the current environment. I am confident in our leadership team’s ability to execute our long-term strategy and that our unique position in the market place presents many opportunities for the long-term growth of the business.”

Guidance

At roughly four weeks into the fiscal 2020 second quarter, comparable store sales are substantially above expectations and plan, benefiting from a combination of the strength of the Company’s brand, the Company’s value proposition and the Federal government stimulus dollars received by customers beginning in early April. Based on the Company’s quarter-to-date performance, the Company is estimating a fiscal 2020 second quarter comparable store sales increase of mid to high single digits and meaningful margin expansion. This estimate is subject to potential consumer and marketplace volatility during the early stages of the post-COVID-19 economic recovery and therefore may change as the quarter progresses.

Due to the continued uncertainty surrounding the COVID-19 impact on consumer behavior and on the Company’s business operations, the Company is not providing any further guidance at this time.

Long-Term Strategic Plan Update

As the Company navigates the current times and returns to a version of normal, its vision remains the same – Citi Trends aspires to be a leader in the value retailing space, one of few multi-category, off-price retailers focused primarily on the African American market. The Company provides a differentiated assortment of basics, fashion, trends and sought-after brands at amazing prices.

The Company’s team, values and culture are stronger than ever. With a strong balance sheet, liquidity to manage through a chain closure and a high-energy team with a growth mindset, the Company is prepared to return to executing on many initiatives that will build a stronger foundation and set it up for scaling its unique model in the years to come. The Company is continuing to make meaningful progress on its long-term strategic plan, including:

•	Maximizing real estate opportunities, including opening three new stores during the first quarter of fiscal 2020 and three new stores in the second quarter
•	Making improvements in supply chain freight costs and four-wall efficiencies
•	Reducing inventories, increasing margins and increasing turns of an appealing assortment of always-fresh merchandise
•	Addressing select technology enhancements to improve efficiencies and productivity

The Company anticipates that as the country normalizes, and assuming no further complications from the COVID-19 pandemic, that it will return to executing on its three-year strategic plan to increase earnings per share at a compounded annual growth rate of 20% to 25%.

Investor Conference Call and Webcast

Citi Trends will host a conference call today at 9:00 a.m. ET. The number to call for the live interactive teleconference is (303) 223-2680. A replay of the conference call will be available until June 4, 2020, by dialing (402) 977-9140 and entering the passcode, 21961443.

The live broadcast of Citi Trends' conference call will be available online at the Company's website, www.cititrends.com, under the Investor Relations section, beginning today at 9:00 a.m. ET. The online replay will follow shortly after the call and will be available for replay for one year.

During the conference call, the Company may discuss and answer questions concerning business and financial developments and trends that have occurred after quarter-end. The Company’s responses to questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been disclosed previously.

About Citi Trends

Citi Trends, Inc. is a value-priced retailer of fashion apparel, accessories and home goods for the entire family. The Company operates 577 stores located in 33 states. Citi Trends’ website address is www.cititrends.com. CTRN-G

*Non-GAAP Financial Measures

The non-GAAP financial measures discussed herein are reconciled to their corresponding GAAP measures at the end of this press release.

Forward-Looking Statements

All statements other than historical facts contained in this news release, including statements regarding the Company’s future financial results and position, business policy and plans, objectives of management for future operations and our intentions and ability to pay dividends and complete any share repurchase authorizations, are forward-looking statements that are subject to material risks and uncertainties. The words "believe," "may," "could," "plans," "estimate," "continue," "anticipate," "intend," "expect," “upcoming,” “trend” and similar expressions, as they relate to the Company, are intended to identify forward-looking statements, although not all forward-looking statements contain such language. Statements with respect to earnings, sales or new store guidance are forward-looking statements. Investors are cautioned that any such forward-looking statements are subject to the finalization of the Company’s quarter-end financial and accounting procedures, are not guarantees of future performance or results and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Actual results or developments may differ materially from those included in the forward-looking statements as a result of various factors which are discussed in the Company’s filings with the Securities and Exchange Commission, including those set forth under the heading “Item 1A. Risk Factors” in the Company’s Form 10-K for the fiscal year ended February 1, 2020. These risks and uncertainties include, but are not limited to, uncertainties relating to economic conditions, the impact of potential global health emergencies such as COVID-19 (coronavirus), including potential negative impacts on the global economy and foreign sourcing, the duration of the COVID-19 outbreak, actions that may be taken by governmental authorities to contain the COVID-19 outbreak or to treat its impact, the impacts of COVID-19 on the Company's financial condition, business operation and liquidity, including the reopening of the Company’s retail stores and distribution centers, growth risks, consumer spending patterns, competition within the industry, competition in our markets and the ability to anticipate and respond to fashion trends. Any forward-looking statements by the Company, with respect to guidance, the Company’s intention to declare and pay dividends, the repurchase of shares pursuant to a share repurchase program, or otherwise, are intended to speak only as of the date such statements are made. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, the Company does not undertake to publicly update any forward-looking statements in this news release or with respect to matters described herein, whether as a result of any new information, future events or otherwise.

CITI TRENDS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except per share data)

	Thirteen Weeks Ended	Thirteen Weeks Ended
	May 2, 2020	May 4, 2019
	(unaudited)	(unaudited)
Net sales	$116,124	$205,032

Cost of sales (exclusive of depreciation shown separately below)	(84,370)	(128,238)
Selling, general and administrative expenses	(54,076)	(63,447)
Depreciation	(4,946)	(4,614)
Asset impairment	(286)	-
Income (loss) from operations	(27,554)	8,733
Interest income	217	379
Interest expense	(163)	(38)
Income (loss) before income taxes	(27,500)	9,074
Income tax benefit	6,608	(1,286)
Net income (loss)	$(20,892)	$7,788

Basic net income per common share	$(2.00)	$0.65
Diluted net income per common share	$(2.00)	$0.65

Weighted average number of shares outstanding
Basic	10,443	11,976
Diluted	10,443	12,006

CITI TRENDS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(in thousands)

	May 2, 2020	May 4, 2019
	(unaudited)	(unaudited)
Assets:
Cash and cash equivalents	$108,130	$29,484
Short-term investment securities	5	43,135
Inventory	121,885	131,254
Prepaid and other current assets	10,138	14,018
Property and equipment, net	64,847	54,921
Operating lease right of use assets	166,749	149,125
Long-term investment securities	-	7,777
Deferred tax assets	14,334	7,085
Other noncurrent assets	755	749
Total assets	$486,843	$437,548

Liabilities and Stockholders' Equity:
Accounts payable	$94,249	$64,201
Accrued liabilities	19,056	22,004
Current operating lease liabilities	50,834	41,027
Other current liabilities	1,050	2,808
Revolving credit facility	43,700	-
Noncurrent operating lease liabilities	133,167	115,121
Other noncurrent liabilities	1,729	1,838
Total liabilities	343,785	246,999

Total stockholders' equity	143,058	190,549
Total liabilities and stockholders' equity	$486,843	$437,548

CITI TRENDS, INC.

RECONCILIATION OF GAAP BASIS OPERATING RESULTS TO

ADJUSTED NON-GAAP OPERATING RESULTS

(unaudited)

(in thousands, except per share data)

The Company makes reference in this release to net income adjusted for CEO transition expenses and asset impairment expenses, earnings per diluted share adjusted for CEO transition expenses and asset impairment expenses, and operating income adjusted for CEO transition expenses and asset impairment expenses for the thirteen weeks ended May 2, 2020.  Further, the Company makes reference to net income adjusted for proxy contest-related expenses, earnings per diluted share adjusted for proxy contest-related expenses, and operating income adjusted for proxy contest-related expenses for the thirteen weeks ended May 4, 2019. The Company believes that excluding CEO transition expenses, asset impairment expenses and proxy contest-related expenses, together with their related tax effects, from its financial results reflects operating results that are more indicative of the Company's ongoing operating performance while improving comparability to prior and future periods, and as such, may provide investors with an enhanced understanding of the Company's past financial performance and prospects for the future. This information is not intended to be considered in isolation or as a substitute for net income or earnings per diluted share prepared in accordance with generally accepted accounting principles (GAAP).

	Thirteen Weeks Ended May 2, 2020
	As Reported	Adjustment (1)	Adjustment (2)	As Adjusted
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net sales	$116,124	$-	$-	$116,124

Cost of sales (exclusive of depreciation shown separately below)	(84,370)	-	-	(84,370)
Selling, general and administrative expenses	(54,076)	560	-	(53,516)
Depreciation	(4,946)	-	-	(4,946)
Asset impairment	(286)	-	286	-
Income from operations	(27,554)	560	286	(26,708)
Interest income	217	-	-	217
Interest expense	(163)	-	-	(163)
Income before income taxes	(27,500)	560	286	(26,654)
Income tax expense	6,608	(135)	(69)	6,405
Net income	$(20,892)	$425	$217	$(20,249)

Basic net loss per common share	$(2.00)			$(1.94)
Diluted net loss per common share	$(2.00)			$(1.94)

Weighted average number of shares outstanding
Basic	10,443			10,443
Diluted	10,443			10,443

 (1)  CEO transition expenses and related tax effects

 (2)  Asset impairment expenses and related tax effects

	Thirteen Weeks Ended May 4, 2019
	As Reported	Adjustment (1)	As Adjusted
	(unaudited)	(unaudited)	(unaudited)
Net sales	$205,032	$-	$205,032

Cost of sales (exclusive of depreciation shown separately below)	(128,238)	-	(128,238)
Selling, general and administrative expenses	(63,447)	1,042	(62,405)
Depreciation	(4,614)	-	(4,614)
Income from operations	8,733	1,042	9,775
Interest income	379	-	379
Interest expense	(38)	-	(38)
Income before income taxes	9,074	1,042	10,116
Income tax expense	(1,286)	(148)	(1,434)
Net income	$7,788	$894	$8,682

Basic net income per common share	$0.65		$0.72
Diluted net income per common share	$0.65		$0.72

Weighted average number of shares outstanding
Basic	11,976		11,976
Diluted	12,006		12,006

(1)  Proxy contest expenses and related tax effects